Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-201816) pertaining to the 2014 Equity Incentive Plan, 2015 Equity Incentive Plan and 2015 Employee Stock Purchase Plan of Salarius Pharmaceuticals, Inc. (formerly known as Flex Pharma, Inc.)
(2)Registration Statement (Form S-8 Nos. 333-210283, 333-216534, 333-223499, 333-230104, 333-246310, 333-262896, and 333-269801) pertaining to the 2015 Equity Incentive Plan and 2015 Employee Stock Purchase Plan of Salarius Pharmaceuticals, Inc.;
(3)Registration Statement (Form S-3 No. 333-252169) of Salarius Pharmaceuticals, Inc.;
(4)Registration Statement (Form S-1 No. 333-235879) of Salarius Pharmaceuticals, Inc.;
(5)Registration Statement (Form S-1MEF No. 333-236306) of Salarius Pharmaceuticals, Inc.;
(6)Registration Statement (Form S-3 No. 333-265535) of Salarius Pharmaceuticals, Inc.; and
(7)Registration Statement (Form S-3 No. 333-266589) of Salarius Pharmaceuticals, Inc.

of our report dated March 23, 2023, with respect to the consolidated financial statements of Salarius Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of Salarius Pharmaceuticals, Inc. for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Houston, Texas
March 27, 2023